                          MONTHLY REPORT TO NOTEHOLDERS

             FIRST NATIONAL MASTER NOTE TRUST SERIES 2003-1 & 2003-2

                    MONTHLY PERIOD ENDING: FEBRUARY 28, 2006

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture"), by and between the Issuer and the Indenture Trustee, acknowledged by the Transferor and Servicer, and as supplemented by the Series 2003-1 Indenture Supplement (dated as of March 20, 2003 and as amended on November 17,
2003) and the Series 2003-2 Indenture Supplement (dated as of November 17,
2003), each of which is by and between the Issuer and Indenture Trustee, acknowledged by the Transferor and Servicer and respectively referred to herein as the "Indenture Supplement." Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the March 15, 2006 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                                            None

(f) To the knowledge of the undersigned, no Series 2003-1or 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                                            None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

                                                                      2003-1             2003-2
                                                                -----------------   -----------------
A. INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

     1. Principal Receivables

        (a) Beginning of Monthly Period Principal Receivables   $2,107,445,999.76   $2,107,445,999.76
        (b) End of Monthly Period Principal Receivables         $2,048,059,428.34   $2,048,059,428.34
        (c) Average Principal Receivables                       $2,076,379,103.62   $2,076,379,103.62

     2. End of Monthly Period Trust Receivables                 $2,076,762,810.78   $2,076,762,810.78

     3. Delinquent Balances

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
                               Aggregate Account     Percentage of
        Delinquency Category        Balance        Total Receivables
        --------------------   -----------------   -----------------
        (a) 30 to 59 days        $28,788,050.51          1.39%
        (b) 60 to 89 days        $21,389,570.09          1.03%
        (c) 90 to 119 days       $16,907,037.19          0.81%
        (d) 120 to 149 days      $15,147,351.37          0.73%
        (e) 150 or more days     $13,582,779.45          0.65%
               Total:            $95,814,788.61          4.61%

     4. Aggregate amount of Collections

        (a) Total Collections                                   $  302,347,441.38   $  302,347,441.38
        (b) Total Collections of Principal Receivables          $  275,822,089.98   $  275,822,089.98
        (c) Total Collections of Finance Charge Receivables     $   26,525,351.40   $   26,525,351.40
        (d) Aggregate Allocation Percentages for Outstanding                87.78%              87.78%
            Series
        (e) Aggregate Allocation Percentage of Collections of               87.78%              87.78%
            Principal Receivables
        (f) Aggregate Allocation Percentage of Collections of               87.78%              87.78%
            Finance Charge Receivables

     5. Aggregate amount of Principal Receivables in Accounts   $    9,915,616.12   $    9,915,616.12
     which became Defaulted Accounts during the Monthly
     Period

     6. Calculation of Interchange allocable to the Issuer for the Monthly Period

        (a) Sales net of cash advances during the Monthly       $  380,789,333.46   $  380,789,333.46
            Period on all FNBO MasterCard and VISA accounts
        (b) Sales net of cash advances during the Monthly       $  195,150,501.79   $  195,150,501.79
            Period on Accounts designated to the Receivables
            Trust
        (c) Total amount of Interchange paid or payable to      $    7,289,964.01   $    7,289,964.01
            FNBO with respect to the Monthly Period
        (d) Amount of Interchange allocable to the              $    3,736,029.37   $    3,736,029.37
            Receivables Trustee with respect to the Monthly
            Period ([c] multiplied by [b/a])
        (e) Servicer Interchange amount (1.5% of Collateral     $      575,342.47   $      575,342.47
            Amount at end of prior Monthly Period)
        (f) Adjustment of Noteholder Servicing Fee (excess of   $            0.00   $            0.00
            (e) over (d))

     7. The aggregate amount of Collections of Finance Charge
     Receivables for the Receivables Trust for the Monthly
     Period

        (a) Interchange                                         $    3,736,029.37   $    3,736,029.37
        (b) Recoveries                                          $    1,829,981.21   $    1,829,981.21
        (c) Finance Charges and Fees                            $   26,525,351.40   $   26,525,351.40
        (d) Discount Receivables                                $            0.00   $            0.00
                                                                -----------------   -----------------
               Total                                            $   32,091,361.98   $   32,091,361.98

     8. Aggregate Uncovered Dilution Amount for the Monthly     $            0.00   $            0.00
     Period

B. INFORMATION REGARDING SERIES 2003-1 & 2003-2 NOTES

     1. Collateral Amount at the close of business on the       $  500,000,000.00   $  500,000,000.00
     prior Distribution Date

        (a) Reductions due to Investor Charge-Offs (including   $            0.00   $            0.00
            Uncovered Dilution Amounts) to be made on the
            related Distribution Date
        (b) Reimbursements to be made on the related            $            0.00   $            0.00
            Distribution Date from Available Finance Charge
            Collections

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
        (c) Collateral Amount at the close of business on       $  500,000,000.00   $  500,000,000.00
            the Distribution Date

     2. Note Principal Balance at the close of business on the Distribution Date during the Monthly Period

        (a) Class A Note Principal Balance                      $  415,000,000.00   $  411,250,000.00
        (b) Class B Note Principal Balance                      $   38,750,000.00   $   40,000,000.00
        (c) Class C Note Principal Balance                      $   46,250,000.00   $   48,750,000.00
                                                                -----------------   -----------------
               Total Note Principal Balance                     $  500,000,000.00   $  500,000,000.00

     3. Allocation Percentages for the Monthly Period

        (a) Principal Collections                                           23.73%              23.73%
        (b) Finance Charge Collections                                      23.73%              23.73%
        (c) Default Amounts                                                 23.73%              23.73%

     4. Investor Principal Collections processed during the     $   65,452,581.95   $   65,452,581.95
     Monthly Period and allocated to the Series

     5. Excess Principal Collections available from other       $            0.00   $            0.00
     Group I Series allocated to the Series

     6. Aggregate amounts treated as Available Principal        $    2,352,975.71   $    2,352,975.71
     Collections pursuant to subsections 4.04(a)(v) and (vi)
     of the related Indenture Supplement

     7. Reallocated Principal Collections (up to the Monthly    $            0.00   $            0.00
     Principal Reallocation Amount) applied pursuant to
     Section 4.06 of the related Indenture Supplement

     8. AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)               $   67,805,557.66   $   67,805,557.66

     9. Principal Accumulation Investment Proceeds              $    1,080,776.36   $            0.00

     10. Investor Finance Charge Collections (including         $    7,615,280.20   $    7,615,280.20
     Interchange and  Recoveries) processed during the
     Monthly Period

     11. Excess Finance Charge Collections from Group I         $            0.00   $    1,414,307.06
     allocated to the Series

     12. Reserve Account withdrawals pursuant to                $        7,824.00   $            0.00
     Section 4.10(b)or (d) of the related Indenture
     Supplement

     13. Excess amounts from Spread Account to be treated as    $       53,293.31   $            0.00
     Available Finance Charge Collections pursuant to
     Section 4.12(g) of the related Indenture Supplement

     14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)   $    8,757,173.87   $    9,029,587.26

     15. Distributions of principal and interest to Noteholders on the Distribution Date:

        (a) Class A Noteholders                                 $    1,507,372.22   $    1,496,950.00
        (b) Class B Noteholders                                 $       89,125.00   $      102,666.67
        (c) Class C Noteholders                                 $      221,948.61   $      150,312.50

     16. Distributions of principal to Noteholders on the Distribution Date:

        (a) Class A Noteholders                                 $  415,000,000.00   $            0.00
        (b) Class B Noteholders                                 $   38,750,000.00   $            0.00
        (c) Class C Noteholders                                 $   46,250,000.00   $            0.00

     17. Distributions of interest to Noteholders on the Distribution Date:

        (a) Class A Noteholders                                 $  416,507,372.22   $    1,496,950.00
        (b) Class B Noteholders                                 $   38,839,125.00   $      102,666.67
        (c) Class C Noteholders                                 $   46,471,948.61   $      150,312.50

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
     18. The aggregate amount of all Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period which were allocated to the Series 2003-1 and 2003-2

        (a) Default Amount                                      $    9,915,616.12   $    9,915,616.12
        (b) Allocation Percentage (B.3.(c) above)                           23.73%              23.73%
                                                                -----------------   -----------------
               Total Investor Default Amount (a multiplied      $    2,352,975.71   $    2,352,975.71
               by b)

     19. The aggregate amount of Uncovered Dilution Amount allocated to the Series for the Monthly Period

        (a) Dilutions not covered by Transferor                 $            0.00   $            0.00
        (b) Series Allocation Percentage (as defined in the                23.73%              23.73%
            related Indenture Supplement)
        (c) Total Uncovered Dilution Amount                     $            0.00   $            0.00

     20. The aggregate amount of Investor Charge-Offs           $            0.00   $            0.00
     (including any Uncovered Dilution Amount not covered by
     the Transferor) for the Monthly Period

     21. Noteholder Servicing Fee for the Monthly Period        $      767,123.29   $      767,123.29
     payable to the Servicer (after adjustment for Servicer
     Interchange shortfall, if any)

     22. Ratings of the Class A Notes
         Moody's                                                Aaa                 Aaa
         S&P                                                    AAA                 AAA
         Fitch                                                  AAA                 AAA

     23. Ratings of the Class B Notes
         Moody's                                                A2                  A2
         S&P                                                    A                   A
         Fitch                                                  A+                  A+

     24. Ratings of the Class C Notes
         Moody's                                                Baa2                Baa2
         S&P                                                    BBB                 BBB
         Fitch                                                  BBB                 BBB

     25. Note Interest Rate for the Monthly Period

         (a) Class A Note Interest Rate                                   4.67000%            4.68000%
         (b) Class B Note Interest Rate                                   2.76000%            3.08000%
         (c) Class C Note Interest Rate                                   6.17000%            3.70000%

C.   QUARTERLY NET YIELD

     1.  Base Rate for the Monthly Period                                    6.74%               6.56%
     2.  Portfolio Yield for the Monthly Period                             16.70%              13.72%
     3.  Net Yield for the Monthly Period (Portfolio Yield                   9.96%               7.16%
         MINUS Base Rate)
     4.  Quarterly Net Yield for the related Distribution Date               4.61%               3.50%

D.   INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

     1.  Opening Principal Accumulation Account Balance on      $  482,104,674.06   $            0.00
     the Distribution  Date for the Monthly Period

     2.  Controlled Deposit Amount to be deposited to the       $            0.00   $            0.00
     Principal Accumulation Account on the Distribution Date
     for the Monthly Period

         (a) Controlled Accumulation Amount                     $   17,895,325.94   $            0.00
         (b) Accumulation Shortfall                             $            0.00   $            0.00
         (c) Controlled Deposit Amount (a+b)                    $   17,895,325.94   $            0.00

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
     3. Amounts withdrawn from the Principal Accumulation
     Account for distribution to Noteholders on the related
     Distribution Date

         (a) Distribution in reduction of the Class A Notes     $  415,000,000.00   $            0.00
         (b) Distribution in reduction of the Class B Notes     $   38,750,000.00   $            0.00
         (c) Distribution in reduction of the Class C Notes     $   46,250,000.00   $            0.00

     4. Principal Accumulation Account ending balance after     $            0.00   $            0.00
     deposit or withdrawal on the Distribution Date for
     the Monthly Period

E. INFORMATION REGARDING THE SPREAD ACCOUNT

     1. Opening Available Spread Account Amount on the
     Distribution Date for the Monthly Period                   $   17,912,596.81   $   18,032,881.99

     2. Aggregate amount required to be withdrawn pursuant to   $            0.00   $            0.00
     Section 4.12(c) of the related Indenture Supplement for
     distribution to Class C Noteholders pursuant to Section
     4.04(a)(iv) of the related Indenture Supplement

     3. Aggregate amount required to be withdrawn pursuant to   $   17,912,596.81   $            0.00
     Section 4.12(d) of the related Indenture Supplement for
     distribution in reduction of the Class C Note Principal
     Balance

     4. Spread Account Percentage for the Distribution Date                  6.50%               6.50%
     for the Monthly Period

     5. Closing Required Spread Account Amount for the          $              --   $   32,500,000.00
     Distribution Date for the Monthly Period

     6. Amount on deposit in Spread Account after required      $              --   $   18,032,881.99
     withdrawals on the Distribution Date for the Monthly
     Period (1-(2+3))

     7. Spread Account Deficiency/(Excess), if any (5 MINUS     $            0.00   $   14,467,118.01
     6)

     8. Amounts deposited pursuant to Section 4.04(a)(vii) or   $            0.00   $    4,213,566.66
     4.10(e) of the related Indenture Supplement

     9. Remaining Spread Account Deficiency/(Excess), if any    $            0.00   $   10,253,551.35
     (7 minus 8)

F. INFORMATION REGARDING THE RESERVE ACCOUNT

     1. Reserve Account Funding Date                            November 15, 2005       June 15, 2006

     2. Opening Available Reserve Account Amount on the         $    2,500,000.00   $            0.00
     Distribution Date for the Monthly Period

     3. Aggregate amount required to be withdrawn pursuant to
     Section 4.10(d) of the related Indenture Supplement for inclusion in Available Finance Charge Collections:

         (a) Covered Amount                                     $            0.00   $            0.00
         (b) Principal Accumulation Investment Proceeds         $            0.00   $            0.00
         (c) Reserve Draw Amount (a MINUS b)                    $            0.00   $            0.00

     4. Required Reserve Account Amount                         $            0.00   $            0.00

     5. Reserve Account Surplus (4-(2-3))                       $    2,500,000.00   $            0.00

G. INFORMATION REGARDING ACCUMULATION PERIOD

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
     1. Accumulation Period Length (months)                                     3                   3
                                                                -----------------   -----------------

     IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of March, 2006.

                                        FIRST NATIONAL BANK OF OMAHA, Servicer


                                        By
                                           -------------------------------------
                                        Name: Karlyn M. Knieriem
                                        Title: Finance Officer